Exhibit 1

                                  Certification

The undersigned (together, the "Sacane Group) hereby represent and warrant to Esperion Therapeutics, Inc. as follows:

1. The Sacane Group acquired beneficial ownership of the shares (the "Shares") of Common Stock of Esperion Therapeutics, Inc. (the "Company") as reported in an amendment to a Schedule 13G filed with the Securities and Exchange Commission on November 12, 2002, with a passive intent; that is, with no purpose, intent or effect of controlling the Company or changing or influencing the control of the Company, or in connection with or as a participant in any transaction having that purpose, intent or effect.

2. The Sacane Group will inform the Company orally by calling the Company's General Counsel at 734-222-1830 and in writing to the Company's General Counsel on the date that it ceases to hold the Shares (or any number of shares of Common Stock of the Company) with passive intent, as provided in the previous representation (and consistent with Rule 13d-1(c) under the Securities Exchange Act of 1934, as amended (the "Act")).

3. The Sacane Group will timely file reports of its beneficial ownership of the Company's Common Stock in accordance with Rule 13(d) and Regulation 13D-G under the Act, and will timely provide copies of the same to the Company in accordance with the Act.


/s/ Scott Sacane
----------------
Scott Sacane

Date: 11/22/02


DURUS CAPITAL MANAGEMENT, LLC

By: /s/ Scott Sacane
    ----------------
Scott Sacane, Managing Member


PERSEUS, LLC

By: /s/ Scott Sacane, Portfolio Manager
    ----------------

Date:  11/22/02